EX-33.2
Management's Assertion

Report on Compliance with Applicable Servicing Criteria Pursuant to Item 1122 of Regulation AB under the Securities Exchange Act of 1934

U.S. Bank National Association ("U.S. Bank") as a party participating in the servicing function for the following transactions:

U.S. Bank Corporate Trust Asset Backed Securities Platform (1)

hereby provides the following report on its assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it and as described on Exhibit A hereto:

1. U.S. Bank is responsible for assessing its compliance with the servicing criteria applicable to it as noted on the accompanying Exhibit A;

2. U.S. Bank used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

3. U.S. Bank's assessment of its compliance with the applicable servicing criteria is as of and for the period beginning on January 1, 2009 and ending December 31, 2009, the end of the fiscal year covered by the Form 10-K report. U.S. Bank's participation in the servicing function complied in all material respects with the applicable servicing criteria.

4. Ernst & Young, a registered public accounting firm, has issued an attestation report on U.S. Bank's assessment of compliance with the applicable servicing criteria as of and for the period beginning on January 1, 2009 and ending December 31, 2009, the end of the fiscal year covered by the Form 10-K report.


U.S. BANK NATIONAL ASSOCIATION

/s/ Bryan R. Calder
Name: Bryan R. Calder
Title: Executive Vice President

Date: March 2, 2010


(1) The U.S. Bank Corporate Trust ABS Platform (the "Platform") consists of the activities involved in the performance of servicing functions for (i) publicly issued asset-backed and mortgage backed transactions the securities of which were offered on or after January 1, 2006 and (ii) certain asset backed transactions offered prior to January 1, 2006 for which the Issuer has voluntarily elected to make Regulation AB compliant filings under the Securities Exchange Act of 1934, as amended. The Platform does not include transaction comprised of the repackaging of corporate debt and/or other agency securities.


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EXHIBIT A to Management's Assertion



                                                                 Applicable         Inapplicable
                                                                 Servicing          Servicing
Reference                 Servicing Criteria                     Criteria           Criteria

                   General Servicing Considerations

1122(d)(1)(i)      Policies and procedures are instituted                               X
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)     If any material servicing activities              X
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the transaction                                  X
                   agreements to maintain a back-up servicer
                   for the Pool Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and                    X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.


                   Cash Collection and Administration

1122(d)(2)(i)      Payments on pool assets are deposited                                X
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on                              X
                   behalf of an obligor or to an investor
                   are made only by authorized personnel.

1122(d)(2)(iii)    Advances of funds or guarantees                                      X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed, and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)     The related accounts for the                                         X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of over collateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at                              X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1) of
                   the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as                                X
                   to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a
                   monthly basis for all asset-backed                                   X
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are: A) mathematically accurate;
                   (B) prepared within 30 calendar days after the
                   bank statement cutoff date, or such other
                   number of days specified in the transaction
                   agreements; (C) reviewed and approved by
                   someone other than the person who prepared the
                   reconciliation; and (D) contain explanations for
                   reconciling items. These reconciling items are
                   resolved within 90 calendar days of their
                   original identification, or such other
                   number of days specified in the transaction
                   agreements.


Corporate Trust ABS Platform (C)               1


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                   Investor Remittances and Reporting

1122(d)(3)(i)      Reports to investors, including those                                X
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports (A) are prepared in accordance
                   with timeframes and other terms set forth in
                   the transaction agreements; (B) provide
                   information calculated in accordance with the
                   terms specified in the transaction agreements;
                   (C) are filed with the Commission as required
                   by its rules and regulations; and (D) agree
                   with investors' or the trustee's records as
                   to the total unpaid principal balance and
                   number of Pool Assets serviced by the Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated                               X
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii)    Disbursements made to an investor are                                X
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the                                X
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.



                   Pool Asset Administration

1122(d)(4)(i)      Collateral or security on pool assets             X
                   is maintained as required by the
                   transaction agreements or related pool
                   asset documents.

1122(d)(4)(ii)     Pool assets and related documents are             X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii)    Any additions, removals, or                       X
                   substitutions to the asset pool are made,
                   reviewed, and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)     Payments on pool assets, including any                               X
                   payoffs, made in accordance with the
                   related pool asset documents are posted
                   to the Servicer's obligor records maintained
                   no more than two business days after receipt,
                   or such other number of days specified in the
                   transaction agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with the
                   related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding the                                 X
                   pool assets agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or                                 X
                   status of an obligor's pool asset (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions                                  X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted, and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.


Corporate Trust ABS Platform (C)               2


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1122(d)(4)(viii)   Records documenting collection efforts                               X
                   are maintained during the period a pool
                   asset is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent pool assets including, for
                   example, phone calls, letters and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates                               X
                   of return for pool assets with variable
                   rates are computed based on the related
                   pool asset documents.

1122(d)(4)(x)      Regarding any funds held in trust for                                X
                   an obligor (such as escrow accounts):
                   (A) such funds are analyzed, in
                   accordance with the obligor's pool asset
                   documents, on at least an annual basis,
                   or such other period specified in the
                   transaction agreements; (B) interest on
                   such funds is paid, or credited, to obligors
                   in accordance with applicable pool asset
                   documents and state laws; and (C) such funds
                   are returned to the obligor within 30 calendar
                   days of full repayment of the related pool
                   assets, or such other number of days specified
                   in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor                                X
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in                                        X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   Servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an                                   X
                   obligor are posted within two business
                   days to the obligor's records maintained
                   by the servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and                                       X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other                                    X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   Regulation AB, is maintained as set
                   forth in the transaction agreements.


Corporate Trust ABS Platform (C)               3